UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2015

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Oceangate, Suite 100, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment to a Current Report on Form 8-K/A supplements the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 4, 2015 regarding the election of Richard M. Schapiro to the board of directors of Molina Healthcare, Inc. The purpose of this Amendment is to announce Mr. Schapiro’s appointment, effective August 21, 2015, to the compensation committee of the board, and also to a newly formed transaction committee of the board intended, among other things, to review and evaluate strategic opportunities of the company and its subsidiaries as identified by the company’s management. In addition to Mr. Schapiro’s standard compensation amounts payable to non-employee directors of the company as described in the company’s definitive proxy statement filed with the SEC on March 26, 2015, Mr. Schapiro will also receive $24,000 annually for his service on the transaction committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: August 26, 2015	By: /s/ Jeff D. Barlow
Jeff D. Barlow Chief Legal Officer and Secretary